SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                               FORM 8-K
                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


       Date of Report (Date earliest event reported) May 1, 2002


Commission   Registrant, State of Incorporation,  I.R.S. Employer
File Number  Address and Telephone Number         Identification No.

1-11299      ENTERGY CORPORATION                  72-1229752
             (a Delaware corporation)
             639 Loyola Avenue
             New Orleans, Louisiana  70113
             Telephone (504) 576-4000




Form 8-K


Item 5.   Other Events and Regulation FD Disclosure

Section 16(a) reporting officers of Entergy Corporation may be entering into equally-sized purchases and sales of the Common Stock of Entergy as a means of managing their compensation under Entergy's Equity Ownership Plan. As a result of these transactions, the officers will convert presently exercisable stock options into an equivalent total of
(1) phantom stock units and (2) reload stock options.

The shareholders of Entergy approved the Equity Ownership Plan in 1998. Under it, the Personnel Committee of the Board recently made available to executives the ability to exercise stock options and to defer the taxable gain into phantom stock units. The value of each unit is based on the price of a share of Entergy common stock and fluctuates with the market price of Entergy stock. Upon redemption of phantom stock units, an executive receives an equivalent number of Entergy shares.

In order to exercise an option with gain deferral, an executive must pay the exercise price of the option with specified Entergy shares, including those purchased in the open market. Upon exercise, he or she retains the shares used to pay the exercise price and is credited with phantom stock units representing the difference between the current market value of Entergy stock and the exercise price of the options. The executive also receives reloaded options to purchase a number of Entergy shares equal to the number of shares used to pay the exercise price. The strike price for each reload option is equal to the market price of a share of Entergy stock at the time the reload option is granted.

After exercising options, the executive may sell the shares used to exercise the options in the open market. After the purchase of stock, exercise of the options and sale of the stock, the executive has a total number of phantom units and stock options equal to the number of original stock options that were exercised.

For example: an executive holds options to buy 200 shares of Entergy stock at a price of $20 per share, and the current market price of Entergy stock is $40. The executive buys 100 shares in the open market in order to exercise his options. When he exercises the options, he retains the 100 shares and receives 100 phantom share units and a reload option for 100 shares exercisable at a price of $40 per share. The executive then sells the 100 shares he used to pay the exercise price.

Prior to the option exercise, the executive held 200 options, the value of which varied with the changing price of Entergy common stock.
Following option exercise with gain deferral, the executive holds 100 phantom units and 100 options, the value of each of which varies with the changing price of Entergy common stock.

____________________________________________________

Officers, of course, may sell or purchase other positions in Entergy stock, or engage in variations of the above-described transactions, and if they choose to do so, they may change their overall stock position.

                               SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         Entergy Corporation


                         By:  /s/ Michael G. Thompson
                                Michael G. Thompson
                              Executive Vice President and
                                   General Counsel



Dated: May 1, 2002